UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2025

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33316

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	SBEV	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2025, Splash Beverage Group, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 7.5 million (7,500,000) to 400 million (400,000,000) shares.

The amendment was filed with the Secretary of State of the State of Nevada on August 29, 2025 and became effective upon filing.

The full text of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a quorum was present. The final voting results of the proposal to amend the Company’s Articles of Incorporation to increase the authorized common stock were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,468,287	2,033,936	1,807	0

Abstentions and broker non-votes, if any, had no effect on the outcome of the vote other than being counted for purposes of establishing a quorum. Of the votes cast at the Special Meeting, approximately 92.02% were voted in favor of the proposal. Accordingly, the proposal was approved by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Splash Beverage Group, Inc., filed with the Nevada Secretary of State on August 29, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLASH BEVERAGE GROUP, INC.

	By:	/s/ Robert Nistico
Date: September 4, 2025	Name:	Robert Nistico
	Title:	Chief Executive Officer